Exhibit (h)(3)

AMENDMENT NUMBER 1 TO

MASTER SERVICES AGREEMENT

This Amendment is made as of August 31, 2004, between STEWARD FUNDS, INC. (f/k/a CAPSTONE CHRISTIAN VALUES FUND, INC.) (the "Company"), and BISYS FUND SERVICES OHIO, INC. ("BISYS").

WHEREAS, the Company and BISYS are the parties to a Master Services Agreement (the "Agreement") dated as of May 24, 2004;

WHEREAS, the Company's name has changed to Steward Funds, Inc.;

WHEREAS, the full and proper name of the Fund that was listed on Schedule A to the Agreement should have been: "Christian Stewardship Large Cap Equity Index Fund," and that Fund's name is being changed to "Steward Large Cap Equity Index Fund";

WHEREAS, additional Funds of the Company have been authorized by the Board and will commence operations on August 31, 2004; and

WHEREAS, the parties hereto wish to update and restate Schedule A to the Agreement to reflect the foregoing.

NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of sufficiency of which are hereby acknowledged, the parties agree as follows:

1. Schedule A to the Agreement is hereby updated and amended as set forth in Schedule A attached hereto.

2. This Amendment may be executed in one or more counterparts, each of which will be deemed an original, but all of which together shall constitute one and the same instrument.

3. Except as specifically set forth herein, all other provisions of the Agreement shall remain in full force and effect.

* * * * *

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

STEWARD FUNDS, INC.

By: _____________________________

Name:

Title:

BISYS FUND SERVICES OHIO, INC.

By: ________________________________

Name:

Title:

AMENDED SCHEDULE A

TO THE MASTER SERVICES AGREEMENT

between

BISYS FUND SERVICES OHIO, INC. and

STEWARD FUNDS, INC. (f/k/a capstone christian values fund, inc.)

AS OF AUGUST 31, 2004

Funds

STEWARD LARGE CAP EQUITY INDEX FUND

STEWARD ENHANCED EQUITY INDEX FUND

STEWARD SELECT BOND FUND